EXHIBIT 99.1

BERKSHIRE HATHAWAY INC.

NEWS RELEASE

FOR IMMEDIATE RELEASE	December 19, 2022

Omaha, NE (BRK.A; BRK.B) –

Thomas S. Murphy, Jr. has been elected to the Board of Directors of Berkshire Hathaway Inc. Mr. Murphy co-founded Crestview Partners in 2004. Crestview is a private equity firm based in New York City. Prior to starting Crestview, Mr. Murphy was a Partner at Goldman, Sachs & Co. Additionally, Mr. Murphy serves on the boards of New York University, NYU – Langone Health and The Inner-City Scholarship Fund.

About Berkshire

Berkshire Hathaway and its subsidiaries engage in diverse business activities including insurance and reinsurance, utilities and energy, freight rail transportation, manufacturing, retailing and services. Common stock of the company is listed on the New York Stock Exchange, trading symbols BRK.A and BRK.B.

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Contact

Marc D. Hamburg

402-346-1400